EXHIBIT 10.89

                           CHANGE OF CONTROL AGREEMENT

         THIS CHANGE OF CONTROL AGREEMENT (the "Agreement"), dated as of July 15, 2003, is by and between WORKFLOW MANAGEMENT, INC., a Delaware corporation (the "Company"), and MICHAEL L. SCHMICKLE (the "Executive").

                              Background Statement

         The Executive currently serves the Company as Executive Vice President and Chief Financial Officer. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company to retain Executive and have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section 1) of the Company. Specifically, the Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement with the Executive.

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements set forth herein, the parties, intending legally to be bound, hereto agree as follows:

     1. Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean:

     (a) The acquisition by any individual, entity (other than the Company, any Company subsidiary, any Company benefit plan or any underwriter temporarily holding securities for an offering of such securities) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% the undiluted total voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") or;

     (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

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     (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, no less than 50% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as
their  ownership,   immediately   prior  to  such   reorganization,   merger  or
consolidation, of the Outstanding Company Voting Securities; or

     (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company, and (ii) the subsequent consummation of such liquidation, dissolution, sale or disposition.

     2. Termination and Severance Compensation

     (a) For the purposes of this Section 2, the capitalized terms set forth below shall have the following meanings:

                  "Cause" shall mean (i) Executive's material breach of any written agreement to which the Company and the Executive are parties (including without limitation this Agreement), which breach is not cured within ten (10) days of receipt by the Executive of written notice from the Company specifying the breach; (ii) Executive's gross negligence in the performance of his material duties as an employee or executive officer of the Company, or the intentional nonperformance or mis-performance of such duties, which actions continue for a period of ten (10) days after receipt by the Executive of written notice of the need to cure or cease; (iii) Executive's failure to abide by or comply with the directives of the Board or the Company's policies and procedures as determined by the Board; (iv) Executive's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company, and that in the reasonable judgment of the Company materially and adversely affects the operations or reputation of the Company; (v) the Executive's conviction of a felony or other crime involving moral turpitude; or (vi) the Executive's abuse of alcohol or drugs (legal or illegal) that, in the Company's reasonable judgment, substantially impairs the Executive's ability to perform his reasonable duties as an employee or executive officer of the Company. For purposes of this definition, the term Company shall also include any successor entity to the Company's business following a Change of Control and the term Board shall include any board or similar governing body to whom the Executive may report from time to time following a Change of Control.

                  "Change of Control Period" shall mean from the date of this Agreement until May 1, 2004.

                  "Change of Control Payment" shall mean 100% of Executive's current annual salary in the aggregate (less applicable tax withholdings).


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                  "Disability" shall mean a physical or mental illness or
injury, as a result of which the Executive is unable to perform his material duties as an employee or executive officer of the Company (or any successor to the Company's business following a Change of Control) for a period of four consecutive months, or for a total of four months in any six month period.

                  "Good Reason" shall mean a material change in the Executive's working conditions, duties or functions from those traditionally performed by the Executive Vice President and Chief Financial Officer. Additionally, should the Company's corporate headquarters be physically relocated more than 25 miles from Palm Beach, Florida, during the "Change of Control Period or within the 180 days period following a Change in Control, such relocation, at Executive's option, shall constitute "Good Reason" for Executive's resignation.

     (b) The Executive shall be entitled to receive the Change of Control Payment if, and only if, (i) a Change of Control occurs during the Change of Control Period and (ii) during the forty five (45) days preceding or one hundred eighty (180) days following the Change of Control, the Executive's employment with the Company (or any successor to the Company's business as a result of the Change of Control) is terminated either (x) by the Executive for Good Reason or
(y) by the Company (or any successor to the Company's business as a result of the Change of Control) for any reason other than Cause, Disability or death. Such Change of Control Payment shall be made within 30 days of a termination of employment as set forth above.

     3. Employment. Notwithstanding anything contained in this Agreement, (a) Executive is and shall continue to be employed by the Company on an at-will basis, or, alternatively, if Executive is already party to an Employment Agreement with the Company or one of its subsidiaries that is currently in effect, pursuant to the terms of that Employment Agreement; and (b) this Agreement shall in no way void, alter, change or modify any terms and conditions contained in any Employment Agreement between the Company and Executive currently in effect, except to the extent such terms are specific subject matter of this Agreement.

     4. Assignment; Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns; provided, however, that in no event shall Executive have the right to assign his rights or obligations under this Agreement. If the Company is merged with or into another entity, such action shall not be considered to cause an assignment of this Agreement and the surviving or successor entity shall become the beneficiary of this Agreement and all references to the "Company" shall be deemed to refer to such surviving or successor entity. No other Person shall be a third-party beneficiary under this Agreement.

     5. Complete Agreement; Waiver; Amendment. This Agreement is not a promise of future employment. Executive has no oral representations, understandings, or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete, and exclusive statement and expression of the agreement between the Company and Executive with respect to the subject matter hereof and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized



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officer of the  Company  and  Executive,  and no term of this  Agreement  may be waived except by a writing signed by the party waiving the benefit of such term.

     6. Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

         To the Company:            Workflow Management, Inc.
                                    240 Royal Palm Way
                                    Palm Beach, FL  33480
                                    Attention:  Chief Executive Officer
                                    Fax:  (561) 659-7793

         with a copy to:            T. Richard Litton, Jr., Esq.
                                    Kaufman & Canoles, P.C.
                                    P. O. Box 3037
                                    Norfolk, VA  23514
                                    Fax:  (757) 624-3169

         To Executive:              Michael Schmickle
                                    581 Cypress Crossing
                                    Wellington, FL 33414

Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as set forth above and sent first class mail, certified return receipt requested, or, if sent by express delivery, hand delivery, or facsimile, when actually received. Either party may change the address for notice by notice to the other party of such change in accordance with this Section 6.

     8. Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

     9. Arbitration. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrator shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The decision by the arbitrator shall be final and binding. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The direct expense of any arbitration proceedings shall ultimately be borne by the non-prevailing party in any such proceeding; provided, however, the Company shall pay the initial filing fees for any such proceeding. The arbitration proceeding shall be held in the city or county where the Company's principal office is then located.


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     10.  Governing  Law.  This  Agreement  shall in all  respects be  construed according to the laws of the State of Florida, without regard to its conflict of laws principles.

     11.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                         WORKFLOW MANAGEMENT, INC.

                         By:      /s/ Gary W. Ampulski
                                  --------------------------------------------
                         Name:    Gary W. Ampulski
                         Title:   President and CEO



                         EXECUTIVE

                         /s/ Michael L. Schmickle
                         --------------------------------------------
                         Michael L. Schmickle

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